ITEM 77Q(e)(v) - COPIES OF ANY
NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY
CONTRACTS



SUBADVISORY AGREEMENT

	This Subadvisory Agreement
("Agreement") is entered into as of October 24, 2005, by and among the MTB Group of Funds, a Delaware statutory trust (the "Trust"), MTB Investment Advisors,
Inc., a Maryland corporation (the "Adviser"), and LSV Asset Management (the "Subadviser").

Recitals:

	The Trust is an open-end investment
 management company registered under the Investment
Company Act of 1940, as amended (the "1940
Act"), and has thirty-five portfolios, including the MTB
International Equity Fund (the "Fund");

	The Trust and the Adviser have entered
into advisory agreements, each dated as of August 22, 2003 (the "Advisory Agreement") as amended, pursuant to which the Adviser provides portfolio management services to the Fund and the other portfolios of the Trust;

	The Advisory Agreement contemplates
that the Adviser may fulfill its portfolio management responsibilities under the Advisory Agreement by engaging one or more subadvisers; and

	The Adviser and the Board of Trustees
of the Trust ("Trustees" or "Board") desire to retain the Subadviser to act as sub-investment manager of the Fund and to provide certain other services, and the Subadviser desires to perform such services under the terms and conditions hereinafter set forth.

Agreement:

	NOW, THEREFORE, in consideration of
the mutual covenants and agreements set forth in this Agreement, the Trust, the Adviser and the Subadviser agree as follows:

1.	Delivery of Documents.  The Trust
 and/or the Adviser has furnished the Subadviser with copies, properly certified or otherwise authenticated, of each of the following:

(a)	The Trust's Agreement and Declaration
of Trust ("Declaration of Trust"), as in effect on the date hereof;

(b)	By-Laws of the Trust as in effect
on the date hereof;

(c)	Resolutions of the Trustees selecting
the Subadviser as the sub-investment manager to the Fund and approving the form of this Agreement;

(d)	Resolutions of the Trustees selecting
the Adviser as investment adviser to the Fund and approving the form of the Investment Advisory
 Agreement and resolutions adopted by
the initial shareholder of the Fund approving the form of the Investment Advisory
Agreement;

(e)	The Advisory Agreement;

(f)	The Trust's current  registration
statement on Form N-1A as filed with the Securities and Exchange Commission ("SEC"), including the Fund's current prospectus and statement of additional information (collectively called the "Prospectus");



(g)	All current written guidelines,
policies and procedures of the Trust, which are applicable to the Fund, the Adviser or the
 Subadviser and have been approved by the Board of Trustees of the Trust;

(h)	The code of ethics of the Trust
which has been approved by the Trustees of the Trust in accordance with Rule 17j-1 under the 1940 Act;

(i)	The Adviser's most recent Form ADV
as filed with the SEC and/or provided to the Adviser's clients (which Form ADV includes, among other things, a description of the Adviser's policies regarding allocation of securities among clients with common investment objectives, soft dollars and brokerage selection);

(j)	Those provisions of the Adviser's
Compliance Manual that apply to the Fund;

(k)	A copy of the Adviser's Proxy
Voting Policies and Procedures; and

(l)	The Trust's Anti-Money Laundering
 Policies and Procedures.

	The Adviser will promptly furnish
 the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to any of the foregoing documents. The Adviser will also furnish the Subadviser with copies of all the documents listed on
Schedule 1 to this Agreement, and shall
promptly notify the Subadviser of any material
 change in any of
the Fund's investment objectives, investment strategies, investment policies, investment restrictions, guidelines or procedures set forth in any of the documents listed in Schedule 1. In addition, the Chief Compliance Officer for the Trust and the
 Adviser shall provide the Subadviser with a certification that they have adopted and approved a compliance program for the Trust adopted in accordance with Rule
38a-1 under the 1940 Act and the compliance
 program for the Adviser adopted in accordance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended ("Advisers Act"), respectively.

	The Chief Compliance Officer for the
 Subadviser shall provide the Trust and the Adviser with copies of the Subadviser's Compliance Policies and Procedures, a summary of its compliance program, and a certification that the Subadviser has adopted and approved a compliance program for the Subadviser in accordance with Rule 206(4)-7 under the Advisers Act and such other information as may be reasonably requested in order to permit the Board of Trustees of the Trust to make such determinations with respect to the Subadviser's compliance program as may be required under Rule 38a-1 under the 1940 Act. The Subadviser has furnished the Adviser with a copy of the Subadviser's Form ADV most recently filed with the SEC, (which Form ADV includes a description of the Subadviser's policies regarding allocation of securities among clients with common investment objectives, soft dollars and brokerage
selection) and the code of ethics established by the Subadviser pursuant to Rule 17j-1 under the 1940 Act ("Subadviser's Code of Ethics"). The Subadviser will promptly furnish the Adviser with copies of any amendments to each of those documents, including any revisions required by Rule 204A-1 under the Advisers Act. The Subadviser will also provide the Adviser with the Subadviser's approved list of securities for equity portfolios and list of affiliated persons, and any updates or
 revisions thereto at least
monthly.

	The Subadviser will also provide the
Adviser and the Fund accountant with a list and specimen signatures of the parties who are authorized to act on behalf of the Subadviser and will promptly notify
Adviser in writing of any changes to that list.

2.	Investment Services.  Subject to the
 oversight of the Adviser and the Trustees, the Subadviser will manage the portion of the Fund's assets allocated to the Subadviser from time to time by the Adviser
in its sole discretion ("Assets) on a discretionary
 basis, including the purchase, retention and disposition of securities, as the Fund's agent and attorney-in-fact with full power and authority in connection with such assets and in a manner that is (a) consistent with the investment objectives, investment strategies, investment policies and restrictions of the Fund as set forth in the Fund's Prospectus, (b) in conformity with the 1940 Act, (c) compliant with the requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended, and (d) compliant with all other applicable federal securities laws and regulations, instructions and directions received by the Subadviser in writing from the Adviser or the Board of Trustees, and all applicable provisions in the documents provided to the Subadviser, pursuant to Section 1 above, as each of the documents may, from time to time, be amended or supplemented.

	The Subadviser will discharge its duties under this Agreement with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in the capacity of an investment adviser to a registered investment Trust and familiar with such matters would use.

	The Subadviser will, at its own expense, and subject to the oversight of the Adviser and the Board of Trustees:

(a)	Manage on a discretionary basis the Assets and
 determine from time to time which
securities will be purchased, retained, sold or loaned by the Fund.

(b)	Place orders with or through brokers, dealers
 or issuers in order to effect or execute portfolio transactions for the Fund, subject at all times to the Subadviser's duty to (i) use its best efforts to obtain for the Fund the most favorable terms and best execution of such portfolio transactions, (ii) comply with any policy with respect to effecting or executing portfolio transactions for the Fund, as set forth in the Fund's Prospectus, and (iii) comply with any written policies and procedures of the Trust, as approved by the Board of Trustees from time to time.

In using its best efforts to obtain for the
 Fund the most favorable terms and best execution of portfolio securities, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including but not limited to: the price and size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker or dealer involved in the transaction, and the quality of service rendered by the broker or dealer in other transactions.

Subject to such policies and procedures as
 the Board of Trustees may approve, the
Subadviser may, to the extent authorized by
 Section 28(e) of the Securities Exchange Act of 1934, as amended, cause the Fund to pay a broker or dealer that provided brokerage and research services to the Adviser or the
 Subadviser an amount of commission for
effecting a portfolio transaction in excess
 of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Subadviser's overall responsibilities to the Fund or its other advisory clients. To the extent authorized by Section
 28(e) and the Trust's Board of Trustees, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

(c)	Submit information relating to the
 valuation of the Assets as the Adviser or the Board may reasonably request. The Trust, the Fund and the Adviser agree and acknowledge that Subadviser is not a pricing agent for the Fund or the Trust and shall not be liable for any valuation determined or adopted by the Trust or the Fund, the Fund's custodian and/or portfolio accounting agent in accordance with any information provided by the Subadviser, subject to the provisions of Section 10(a).

(d)	Maintain all accounts, books and
records pertaining to the Assets ("Fund Assets' Books and Records") as are required of an investment adviser of a registered investment company pursuant to Section 31 of the 1940
 Act and the rules and regulations adopted thereunder and by applicable provisions of the Advisers Act, including, without limitation, a daily ledger of such assets and liabilities relating to the Fund, and brokerage and other records of all portfolio transactions for the Fund. The Fund Assets'
 Books and
Records shall be available for inspection or duplication by the Adviser and the Trust on any day that the Fund is open for business, upon reasonable request, and shall be available for telecopying to the Adviser or the Trust on any such business day.

(e)	Unless otherwise directed by Adviser
in writing, take action, in accordance with Adviser's Proxy Voting Policy, with respect to matters submitted to a vote of holders of voting securities comprising the Assets, and provide Adviser with information on securities voted by Subadviser promptly after the vote occurs. Adviser shall be solely responsible for making all required filings of Form N-PX with the appropriate regulatory bodies.

(f)	From time to time, as the Adviser or
 the Trustees may reasonably request, furnish the Adviser and to each of the Board members reports of Fund's securities transactions with respect to the Assets and reports on securities comprising the Assets, all in such detail as the Adviser or the Trustees may reasonably request.

(g)	Inform the Adviser and the Trustees
of material or significant changes in (i) investment strategy or policies that will be employed in managing the Assets or (ii) key investment officers of the Subadviser substantially involved in managing the Assets or (iii)
Subadviser's president, chief executive
officer, chief financial officer, chief
operating
officer or chief compliance officer, or
the persons performing the functions of any such office for Subadviser.

(h)	Make its officers and employees
available to meet with the Trustees and
the Adviser at
such times and with such frequency as the Trustees or the Adviser reasonably request, on due notice to the Subadviser, but at least annually, to review the Fund's investment of the Assets in light of current and prospective market conditions.

(i)	Furnish to the Board members such
information as may be requested by them in writing and as reasonably necessary in order for the Trustees to evaluate this Agreement or any proposed amendments to this Agreement for the purpose of casting a vote pursuant to
Section 12 or 13 hereof.



(j)	Furnish to the Adviser such
information as may be requested by the Adviser and reasonably necessary in order for the
 Adviser to evaluate this Agreement and the Subadviser's performance hereunder.

(k)	The Subadviser will advise the
Adviser, and, if instructed by the Adviser, will advise the Fund's custodian on a prompt basis and Fund accountant each day by electronic communication of each confirmed purchase and sale of a security for the Fund. Such communication with respect to each security purchased for or sold by the Fund shall provide the following information: the name of the issuer; the full description of the security including its class; the amount or number of shares of the security purchased or sold; the market price; commission paid;
government charges; the gross or net price of the security; the trade date; the settlement date; the identity of the effecting broker or dealer and, if different, the identity of the clearing broker.

(l)	Cooperate generally with the Fund and
the Adviser to provide information requested by them in the possession of the Subadviser, or reasonably available to it, necessary for the preparation of the registration statement for the Fund and all periodic reports to be filed by the Fund or the Adviser with the SEC, including but not limited to, Form N-1A, semi-
annual reports for the Fund on Form N-SAR and
 Form N-CSR, proxy voting results on
Form N-PX, portfolio holdings on Form N-Q, shareholder communications regarding the
Fund, proxy materials furnished to holders of shares of the Fund, and filings with state
"blue sky" authorities and with United States agencies responsible for tax matters regarding the Fund.

(m)	Allow the Chief Compliance Officer of
the Trust and the Adviser and/or his/her delegate, representatives of the Adviser, internal or external auditors of the Trust and Adviser, and regulators to visit and audit Subadviser's operations relating to Subadviser's services under this Agreement as may be reasonably requested, at reasonable times and upon reasonable notice, but at least once annually.

(n)	Deliver instructions or directions to the
Adviser via such written or oral reports as the Fund's custodian and fund accountant may require.
  Subadviser shall instruct all brokers,
dealers or other persons executing orders with respect to the Assets to forward to the Adviser copies of all brokerage or dealer confirmations promptly after execution of all
transactions.

(o)	Comply with all requirements of Rule 17j-1
under the 1940 Act, including the
requirement to submit its Code of Ethics and any
 material changes thereto to the Trustees for approval, and such other requirements of Rule
204A-1 under the Advisers Act.  The
Subadviser will submit any material change in its
 Code of Ethics to the Trustees promptly
after the adoption of such change. The Subadviser will report at least quarterly any material violations of its Code of Ethics or related procedures and any related sanctions to
the Trustees, and will provide a written report to
 the Trustees at least annually in
accordance with the requirements of Rule 17j-1 and
 any similar requirements as may be
adopted by the SEC under the Advisers Act.  The
Subadviser will also require that its
"Access Persons" (as such term is defined in Rule
17j-1 and Rule 204A-1) provide the
Subadviser with quarterly personal investment transaction reports and initial and annual holdings reports, and otherwise require such of those persons as is appropriate to be subject to the Subadviser's Code of Ethics.


(p)	Provide to the Adviser and the Trust a copy
 and summary of its compliance program in accordance with Rule 206(4)-7 under the Advisers
Act, and any material changes thereto,
at least annually.

3.	Expenses Paid by the Subadviser.  The
Subadviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in Section 2, and any other costs and expenses incurred by it in connection with the performance of its duties hereunder.

4.	Expenses of the Fund Not Paid by the Subadviser
  The Subadviser will not be required to pay any expenses of the Fund or any other expenses that this
 Agreement does not expressly state shall be payable by the Subadviser. In particular, and without limiting the generality of the foregoing, the Subadviser will not be required to pay under this
Agreement:


(a)	the compensation and expenses of Trustees
and of independent advisers, independent contractors, consultants, managers and other agents employed by the Trust or the Fund other than through the Subadviser;

(b)	organization and offering expenses of the
Fund (including out of pocket expenses);

(c)	legal, accounting and auditing fees and
expenses of the Trust or the Fund;

(d)	the fees and disbursements of custodians
 and depositories of the Trust or the Fund's assets, or any fees and expenses of the Fund's administrator, transfer agents, disbursing agents, plan agents and registrars;

(e)	the Fund's interest expenses;

(f)	taxes and governmental fees assessed
 against the Trust or the Fund's assets and payable by the Trust or the Fund;

(g)	dues and expenses of each of the Fund
or the Adviser for its respective membership in investment trade organizations;

(h)	cost of insurance relating to fidelity
bond coverage or directors and officers/ errors and omissions coverage for the Fund or the Adviser;

(i)	the cost of preparing, printing and mai
ling Prospectuses, dividends, distributions, reports, notices and proxy materials to shareholders of the Trust or the Fund, except that the Subadviser shall bear the costs of providing the information referred to in Section 2(l) to the Adviser;

(j)	brokers' commissions and underwriting fees;

(k)	the payments for maintaining the Fund's
books and records (other than those books and records the Subadviser maintains in connection with the performance or its duties under this Agreement) and any expense associated with calculating the daily net asset value of the shares of the Fund; and

(l)	expenses of any shareholder meetings.



5.	Registration as an Adviser.  The Subadviser
 hereby represents and warrants that it is registered with the SEC as an investment adviser, and covenants that it intends to remain so registered for the duration of this Agreement. Subadviser shall notify the Adviser immediately in the event that Subadviser ceases to be registered with the SEC as an investment adviser under the Advisers Act.



6.	Compensation of the Subadviser. For all
services to be rendered, facilities furnished and expenses paid or assumed by the Subadviser as herein provided for the Funds, the Adviser will pay the Subadviser an annual fee equal to 0.49% of the average daily net asset value of the Assets. Such fee shall accrue daily and be paid monthly. The "average aily net assets" of the Assets shall be determined on the basis set forth in the Fund's Prospectus or, if not described therein, on such basis as is consistent with Rule 2a-4 and Rule 22c-1 under the 1940 Act and the regulations promulgated thereunder. The
Subadviser will receive a pro rata portion of
 such monthly fee for any periods in which the Subadviser advises the Fund less than a full month. The
Subadviser understands and agrees that neither the Trust nor the Fund has any liability for the payment of
 Subadviser's fee hereunder and that the payment of fees owed to the Subadviser shall be the sole responsibility of the Adviser.

7.	Other Activities of the Subadviser and
 Its Affiliates. It is understood that the services under this Agreement are not exclusive and that nothing in this Agreement shall prevent the Subadviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or manager for any other person or entity or providing similar services to any other person or entity, whether or not having investment policies or a portfolio similar to the Fund. It is specifically understood that officers, trustees/directors and employees of the
 Subadviser and those of its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the Subadviser or of its affiliates.

8.	Avoidance of Inconsistent Position.  In
connection with purchases or sales of portfolio securities for the account of the Fund with respect to the Assets, neither the Subadviser nor any of its trustees/directors, officers or employees will act as principal or agent or receive any commission, except in compliance with applicable law and the relevant policies and procedures of the Fund. The Subadviser shall not knowingly recommend that the Fund, with respect to the
 Assets, purchase, sell or retain securities of any issuer in which the Subadviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction.


	Nothing herein contained shall limit or
restrict the Subadviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts.  The
Trust and Fund acknowledge that the Subadviser and
 its officers, affiliates and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the Fund, with respect to the Assets. The Subadviser shall have no obligation to acquire with respect to the Assets, a position in any investment that the Subadviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the Subadviser, it is not feasible or desirable to acquire a position in such investment for the Fund.
 Nothing herein contained shall prevent the Subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security. The Subadviser expressly acknowledges and agrees, however, that in any of the above described transactions, and in all cases, the Subadviser is obligated to fulfill its fiduciary duty as Subadviser to the Fund, with respect to the Assets, and it shall require such of its Access Persons as is appropriate to comply with the requirements of the Subadviser's Code of Ethics.



	When a security proposed to be purchased or sold for the Assets is also to be purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchase or sale on a pro-rata, rotating or other fair and equitable basis so as to avoid any one account being preferred over any other account. The Subadviser shall disclose to the Adviser and to the Trustees the method used to allocate purchases and sales among the Subadviser's investment advisory clients. It is further understood that the Subadviser may, but shall not be obligated to, aggregate the orders for securities to be purchased or sold.

9.	No Partnership or Joint Venture.  The Trust,
the Fund, the Adviser and the Subadviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

10.	Limitation of Liability and Indemnification.

(a)	In the absence of (i) willful misfeasance,
bad faith, or gross negligence on the part of the
Subadviser or reckless disregard of its duties, (ii)
 the failure to disclose to the Adviser a
material fact regarding the Subadviser or its
investment advisory services as they relate to
the Fund; (iii) the failure to correct any untrue
statement of a material fact regarding the
Subadviser made by the Subadviser to the Adviser,
or (iv) the reckless disregard by the
Subadviser of its obligations and duties under this
 Agreement, the Subadviser shall not be
subject to any liability to the Adviser, the Trust or
the Fund, any shareholder of the Fund,
or to any person, firm or organization, for any act
 or omission in the course of or in
connection with rendering its services under this
 Agreement.  Specifically, the
Subadviser shall not be liable to the Adviser,
the Trust or the Fund for any error of
judgment or mistake of law, subject to the
limitations of Section 17(j) of the 1940 Act.
Nothing herein, however, shall derogate from
the Subadviser's obligations under federal
and state securities laws.  Subadviser will
 maintain a reasonable amount of fidelity bond
insurance coverage and shall provide evidence
 of such coverage upon request of Adviser.
(b)	In the absence of (i) willful
misfeasance, bad faith or gross negligence
on the part of the
Adviser or reckless disregard of its duties,
(ii) the failure of the Adviser to disclose in the
Prospectus or any filing made with the SEC
with respect to the Trust, the Fund or the
Adviser any material fact; (iii) the failure
by the Adviser to correct any untrue statement
of a material fact contained in the Prospectus
 or any other filing made with the SEC
regarding the Trust, the Fund or the Adviser;
 or (iv) the reckless disregard by the Adviser
of its obligations and duties under this
 Agreement, Adviser shall not be subject to any
liability to Subadviser for any act or omission
in the course of or in connection with the
Adviser's carrying out its duties and
 obligations under this Agreement.  Specifically, the
Adviser shall not be liable to the Subadviser
for any error of judgment or mistake of law.
Nothing herein, however, shall derogate from
 the Adviser's obligations under federal and
state securities laws.
(c)	Subadviser and Adviser shall each
defend, indemnify and hold harmless the other party and the other party's affiliates, officers, trustees/directors, members, employees and agents, from and against any claim, loss, liability, judgment, awards, settlements for which prior approval of the indemnifying party is obtained, damages, deficiency, penalty, cost or expense (including without limitation reasonable attorneys' fees and disbursements for external counsel) resulting from (i) the reckless disregard of the
indemnifying party's obligations and duties h ereunder; (ii) willful misfeasance, bad faith or gross negligence on the part of the indemnifying party, its officers, trustees/directors, members, employees and agents with respect to this Agreement or the Fund or (iii) the failure of the indemnifying party to disclose any material fact or the failure of the indemnifying party to correct any untrue tatement of a material fact whether such claim, loss, liability, damages, deficiency, penalty, cost or expense was incurred or suffered directly or indirectly.

(d)	Adviser is liable to, and shall
indemnify, the Fund and the Trust for any acts and omissions of the Subadviser to the same extent the Adviser, under the terms of the Advisory Agreement, is liable to, and must indemnify the Fund and the Trust for the Adviser's acts and omissions.

(e) 	The indemnification provisions
 in Section 10 of the Agreement shall survive the termination of this Agreement.

11.	Assignment and Amendment.  This
 Agreement may not be assigned by the
Subadviser, and
shall automatically terminate, without
the payment of any penalty, in the event:
(a) of its assignment,
including any change in control of the
 Adviser or the Subadviser which is deemed to be an assignment under the 1940 Act, or (b) that the
Advisory Agreement is assigned or terminates
 for any reason.  Trades
that were placed prior to such termination
 will not be canceled; however, no new trades will be placed after notice of such termination is received.
 Termination of this Agreement shall not relieve the Adviser or the Subadviser of any liability incurred hereunder.

	The terms of this Agreement shall
 not be changed unless such change is
agreed to in writing by
the parties hereto and is approved by the affirmative vote of a majority of the Trustees of the Trust voting in person, including a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such change,
and (to the extent required
by the 1940 Act) unless also approved at a meeting by the affirmative vote of the majority of outstanding voting securities of the Fund.

12.	Duration and Termination.  This
Agreement shall become effective as of
the date first above
written and shall remain in full force
 and effect for a period of two years
from such date, and thereafter
for successive periods of one year
(provided such continuance is approved
 at least annually in conformity
with the requirements of Section 15 of
 the 1940 Act) unless the Agreement is
terminated automatically as
set forth in Section 11 hereof or until
terminated as follows:

(a)	The Trust or the Adviser may at
 any time terminate this Agreement, without payment of any penalty, by not more than 60 days'
 prior written notice delivered or mailed by registered mail, postage prepaid, or by nationally recognized overnight delivery service, receipt requested, to the Subadviser.
 Action of the Trust under this subsection may be taken either by (i) vote of its Trustees, or (ii) the affirmative vote of the outstanding voting securities of the Fund; or

(b)	The Subadviser may at any time
terminate this Agreement by not less than one hundred twenty (120) days' prior written notice by facsimile or delivered via registered mail, postage prepaid or a nationally recognized overnight delivery service, receipt requested, to the Adviser.

	Termination of this Agreement
 pursuant to this Section shall be
without payment of any penalty.

	Fees payable to Subadviser for
 services rendered under this Agreement
 will be prorated to the
date of termination of the Agreement.

	In the event of termination of
this Agreement for any reason, the
Subadviser shall, immediately
upon receiving notice of termination or
 a receipt acknowledging delivery of a notice of termination to Adviser, or such later date as may be specified in such notice, cease all
activity on behalf of the Fund and
with respect to the Assets, except as
 expressly directed by the Adviser, and
except for the settlement of
securities transactions already entered
into for the account of the Fund, with respect to the Assets. In addition, the Subadviser shall deliver copies of the Fund Assets' Books and Records to the Adviser upon request by such means and in accordance with such schedule as the Adviser shall
reasonably direct and
shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of Fund investment management to any successor to the Subadviser, including the Adviser; provided however that the Subadviser shall be permitted to retain at its own expense a separate copy of such records for its own protection and may not disclose such information to other parties unless required to comply with any law, rule, regulation or order of a court or government authority.

13.	Approval of Agreement.  The parties hereto
acknowledge and agree that the obligations of the Trust, the Adviser, and the Subadviser under this Agreement shall be subject to the following condition precedent: this Agreement shall have been approve d by the vote of a majority of the Trustees, who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such approval.

14.	Miscellaneous.

(a)	The captions in this Agreement are included
for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or
effect.  This Agreement may be executed simultaneously
 in two or more counterparts,
each of which shall be deemed an original, but all of
 which together shall constitute one
and the same instrument. The obligations of the Trust and the Fund are not personally binding upon, nor shall resort be had to be private property of, any of the Trustees,
shareholders, officers, employees or agents of the Trust or the Fund, but only the Fund's property shall be bound.  The Trust or the Fund shall
 not be liable for the obligations of
any other series of the Trust.

(b)	Any information supplied by the Trust or the
 Adviser to the Subadviser in connection
with the performance of the Subadviser's duties hereunder, or learned by the Subadviser as a result of its position as Subadviser to the Fund, which information is not otherwise in the public domain, is to be regarded as confidential information for use by the Subadviser
only in connection with the performance of its duties hereunder. Any such information in the hands of the Subadviser may be disclosed as necessary to comply with any law, rule,
regulation or order of a court or government authority.

(c)	Any information supplied by the Subadviser
 to the Trust or the Adviser in connection with the performance of the Subadviser's duties under this Agreement or learned by the
Trust or the Adviser as a result of the services
 provided by the Subadviser under this
Agreement, which information is not otherwise in the public domain, is to be regarded as confidential information for use by the Adviser, the Fund and/or its agents only in connection with the Fund and its investments.
 Any such information in the hands of
either party may be disclosed as necessary to
 comply with any law, rule, regulation or order of a court or government authority.

(d)	The Subadviser agrees to submit any
proposed sales literature (including advertisements, whether in paper, electronic or Internet medium) for the Trust, the Fund, the Subadviser or for any of its affiliates which mentions the Trust, the Fund or Adviser (other than the use of the Fund's name in a list of clients of the Subadviser), to the Adviser and to the Fund's distributor for review and filing with the appropriate regulatory authority prior to public release of any such sales literature;
 provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Subadviser to produce sales literature for the Trust or the Fund.


(e)	The Trust and the Adviser agree to
submit any proposed sales literature that mentions the Subadviser (other than identifying the
Subadviser as subadviser to the Fund) to the Subadviser for review prior to use and the Subadviser agrees to promptly review such materials by a reasonable and appropriate deadline. The Trust agrees to cause the Adviser and the Trust's distributor to promptly review all such sales literature for compliance with relevant requirements, to promptly advise the Subadviser of any deficiencies contained in such sales literature, and to promptly file complying sales literature with the relevant regulatory authorities. Neither the Adviser, nor the Trust nor the Fund nor any affiliate of the foregoing will use the registered trademarks, service marks, logos, names or any other proprietary designations of Subadviser, its subsidiaries and/or affiliates (collectively, "
Subadviser Marks") in any advertising or promotional materials without Subadviser's prior written approval, which will not be unreasonably withheld. Adviser and Subadviser will work together to develop mutually agreeable standards and procedures for the review of materials bearing Subadviser Marks to facilitate the efficient creation and use of such advertising or promotional materials.

(f)	All notices, consents, waivers
and other communications under this Agreement must be in writing and, other than notices governed by Section 12 above, will be deemed to have been duly given when (i) delivered by hand
(with written confirmation of receipt), (ii) sent by telecopier, provided that receipt is confirmed by return telecopy and a copy is sent by overnight mail via a nationally recognized overnight delivery service (receipt requested); (iii) when received by the addressee, if sent via a nationally recognized overnight delivery service (receipt requested) or U.S. mail (postage prepaid), in each case
to the appropriate address and telecopier
 number set forth below (or to such other address and telecopier number as a party may designate by notice to the other parties):

       	Subadviser: 	LSV Asset Management
       	One North Wacker Drive
       	Chicago, IL  60606
                    	Attention:  Tremaine
 Atkinson
                    	Telephone Number:
 (312) 460-2335
                    	Facsimile Number:
 (312) 220-9241

       	Adviser: 	MTB Investment Advisors
, Inc.
                    	100 East Pratt Street,
17th Floor
                    	Baltimore, MD  21202
                    	Attention:  President
                    	Telephone Number:
(410) 986-5650
                    	Facsimile Number:
(410) 986-5660

       	Trust: 		MTB Group of Funds
                    	5800 Corporate Drive
                    	Pittsburgh, Pennsylvania
 15237-7010
                    	Attention: Secretary
                    	Telephone Number:
(412) 288-1900
                    	Facsimile Number:
(412) 288-8141

(g)	For purposes of this Agreement: (i)
"affirmative vote of a majority of the ou tstanding voting securities of the Fund" means the affirmative vote, at an annual meeting or a special meeting of the shareholders of the Fund, duly called and held, (A) of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present (in person or by proxy), or (B) of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less; and (ii)
"interested person" and "assignment" shall
 have the respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

(h)	This Agreement shall be construed
in accordance with the laws of the State of New York and the applicable provisions of the 1940
Act.

(i)	The provisions of this Agreement
are independent of and separable from each
 other and
no provision shall be affected or rendered
 invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

(j)	Subadviser agrees to maintain the
 security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Subadviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes;
and to service providers or in connection with joint marketing arrangements directed by the Fund, in each instance in furtherance of fulfilling Subadviser's obligations under this
Agreement and consistent with the
exceptions provided in 17 CFR Sections 248.14,
 248.15 and 248.13, respectively.

(k)	Any question of interpretation of any
 term or section of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or Advisers
Act shall be resolved by reference to such term or provision of the 1940 Act or Advisers
Act and interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act or Advisers
Act. In addition, where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is relaxed by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule,
regulation or order.

(l)	In the event the Subadviser may deem
it advantageous to the Fund to place portfolio securities trades for the Fund through (a) a broker-dealer affiliate of the subadviser to another portfolio of the Trust; or (b) a broker-dealer affiliate of the subadviser to a discrete portion of the Fund, the Subadv iser may engage in such trades under Rule 17a-
10 under the 1940 Act without complying
with certain provisions of Rule 17e-1 of the Investment Company Act of 1940, provided that Subadviser does not consult with any entity which subadvises any other portfolio of the Trust, or any portion of any such portfolio ("Another Subadvised Fund"), concerning transactions for the Fund or Another
Subadvised Fund.

(m)	Each of the Adviser and Subadviser
represents and warrants to the other that it has a business continuity plan designed to restore services as promptly as practical as a result of work stoppage, power or other mechanical failure, natural disaster, governmental
action, communication disruption or other impossibility of performance.



15.	Limitations of Liability of Trustees
and Shareholders of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.


MTB GROUP OF FUNDS


By:  /s/ Judith J. Mackin
Name:  Judith J. Mackin
Title:  Vice President


MTB INVESTMENT ADVISORS, INC.


By:  /s. William F. Dwyer
Name:  William F. Dwyer
Title:  President


LSV ASSET MANAGEMENT


By:  /s/ Tremaine Atkinson
Name:  Tremaine Atkinson
Title:  Chief Operating Officer



	SCHEDULE 1

Custody Agreement between the Trust and the Fund's
 custodian ("Custodian"), including information as to:
       The Fund's nominee
       The federal tax identification numbers of the Fund and its nominee
All routing, bank participant and account numbers
 and other information necessary to provide proper instructions for transfer and delivery of securities to the Fund's account at the
Custodian
Name, address, telephone and Fax number of th e Custodian's employees responsible for the Fund's accounts
       The Fund's pricing service and contact
 persons

All applicable procedures and guidelines adopted by the Board of Trustees or the Adviser regarding management of the Fund, including but not limited to:
       Transactions with affiliated persons
       Guidelines for Determining Fair Value
 of Securities
       Net Asset Value Correction Policies and
 Procedures
       Evaluating the liquidity of securities
Segregation of liquid assets in connections with firm commitments and standby commitments
       Derivative contracts and securities
       Repurchase Agreement Guidelines
       Rule 10f-3 (relating to affiliated
 underwriting syndicates)
       Rule 17a-7 (relating to interfund
 transactions)
       Rule 17e-1 (relating to transactions
with affiliated brokers) and
       Procedures for cash sweep investments
in money market funds
       Monitoring portfolio compliance
       Subadviser supervision
       Daily review of pricing

Any master agreements that the Trust has entered into on behalf of the Fund, including:
       Master Repurchase Agreement
       Master Foreign Exchange Netting Agreements
       Master Swap Agreements
       Form of Securities Lending Agency Agreement

Other agreements that the Trust has entered
 into on behalf of the Fund, including:
	Investment Advisory Agreement

Other relevant documents, including:
	CFTC Rule 4.5 letter


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